UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20707 (Commission File Number)	63-1098468 (IRS Employer Identification Number)

2101 Sixth Avenue North Suite 750 Birmingham, Alabama (Address of principal executive offices)	35202 (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Adoption of Incentive Program. On April 26, 2006, the Executive Compensation Committee of the Board of Trustees of Colonial Properties Trust (the “Trust”), the general partner of Colonial Realty Limited Partnership, adopted a new incentive program (the “Incentive Program”) in which certain executive officers of the Trust, including all of the “named executive officers” identified in the Trust’s 2006 proxy statement, will participate. The program provides for the following one-time awards:
     *      the grant of a specified number of restricted shares which vest at the end of the five-year service period beginning on April 26, 2006 (the “Vesting Period”), and/or
     *      an opportunity to earn a performance bonus, based on absolute and relative total shareholder return over a three-year period beginning January 1, 2006 and ending December 31, 2008 (the “Performance Period”).
     A participant’s restricted shares will be forfeited if the participant’s employment is terminated prior to the end of the Vesting Period, and a participant’s right to receive a performance payment will be forfeited if the participant’s employment is terminated prior to the end of the Performance Period, unless termination of employment results from the participant’s death or disability, in which case the participant (or the participant’s beneficiary) will earn a pro-rata portion of the applicable award. Performance payments, if earned, will be paid in cash, common shares, or a combination of the two. Each performance award has specified threshold, target and maximum payout amounts. The maximum payout amounts range from $500,000 to $6,000,000.
     Each participant will be required to retain for five years at least 75% of any restricted shares that vest and any common shares of the Trust issued in satisfaction of the performance amount, net of any shares disposed of to pay taxes. A merger or similar corporate transaction will not accelerate the vesting or payment of any award, although the Board of Trustees of the Trust (or a designated committee) may, in its sole discretion, adjust the total shareholder return results or otherwise modify an award in the event of such a transaction.
     The restricted share grants and performance awards under the Incentive Program were made under the Trust’s existing Employee Share Option and Restricted Share Plan identified below, following adoption of the amendments described below.
     Amendment of Employee Share Option and Restricted Share Plan. To permit the Trust to deliver shares in satisfaction of performance awards as described above, on April 26, 2006, the Board of Trustees of the Trust amended the Second Amended and Restated Employee Share

Option and Restricted Share Plan to provide for grants of performance share awards. A performance share award is an award denominated in cash or common shares of the Trust and payable or potentially payable in common shares of the Trust to the extent that performance criteria established by the Executive Compensation Committee are achieved. At the same time, the Board of Trustees of the Trust amended the plan to authorize the Trust to grant share units. A share unit entitles the grantee to receive one common share of the Trust upon satisfaction of such conditions as the Executive Compensation Committee may determine. Prior to satisfaction of those conditions, a share unit entitles its holder to none of the rights or privileges of a shareholder of the Trust and cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of. The amendments to the plan are reflected in a Third Amended and Restated Employee Share Option and Restricted Share Plan, a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference from the Trust’s Current Report on Form 8-K filed on May 2, 2006.
     Amendment of Employment Agreement. The Trust and Thomas H Lowder, the Trust’s Chairman of the Board and, until April 26, 2006, the Trust’s Chief Executive Officer and President, have agreed that Mr. Lowder’s employment agreement will be deemed modified to reflect the change of title and duties and the compensation arrangements described below under Item 5.02 “Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers”, which is incorporated into this Item 1.01 by reference. The Trust and Mr. Lowder also have agreed to draft and enter into a non-competition agreement (the “Non-Competition Agreement”) which would replace the employment agreement, as so modified (the “Employment Agreement”). The Employment Agreement is expected to terminate on the effective date of the Non-Competition Agreement, which will restrict Mr. Lowder from competing with the Trust while serving as the Chairman of the Board and for up to two years thereafter, generally on the same terms set forth in the Employment Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
     See the disclosure set forth under Item 1.01 “Entry into a Material Definitive Agreement” above, which is incorporated into this Item 1.02 by reference.
Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 26, 2006, the Board of Trustees of the Trust appointed C. Reynolds Thompson III, previously the Trust’s Chief Operating Officer, to the position of Chief Executive Officer and appointed Weston M. Andress, previously the Trust’s Chief Financial and Investment Officer, to the position of President and Chief Financial Officer. Thomas H. Lowder, previously the Trust’s CEO and President, continues to serve as Chairman of the Board.
     Mr. Lowder became President of Colonial Properties, Inc., the Trust’s predecessor, in 1976 and became Chairman of the Board, CEO and President of the Trust at the time of its formation and initial public offering in 1993. As part of his continuing role as Chairman of the Board, Mr. Lowder will provide strategic oversight and direction to management and the Board of Trustees of the Trust, oversee the transition of executive responsibilities to the new CEO and President, be available to advise the CEO and President upon request, and assist in the development of new business opportunities for the Trust.
     Mr. Thompson, 43, served as the Chief Operating Officer of the Trust from September 1999 until April 26, 2006. As Chief Operating Officer, Mr. Thompson was responsible for the Multifamily, Office, Retail and Mixed-Use divisions. Mr. Thompson also oversaw the management, acquisition, leasing and development of properties within its three operating divisions and development in the Mixed-Use division. Prior to joining the Trust, Mr. Thompson worked for CarrAmerica Realty Corporation in office building acquisitions and due diligence. His nineteen-year real estate background includes acquisitions, development, leasing and management of office properties in the south. Mr. Thompson is a member of the Executive Committee of the Metropolitan Development Board, a member of the NAIOP, a member of the International Council of Shopping Centers and he serves on the Board of Visitors for The University of Alabama Culverhouse College of Commerce and Business Administration. Mr. Thompson holds a Bachelor of Science Degree from Washington and Lee University.
     Mr. Andress, 45, has served as the Chief Financial and Investment Officer of the Trust since April 2004. As Chief Financial and Investment Officer, Mr. Andress had responsibility for financing and investment matters at the Trust. Prior to joining the Trust in 2004, Mr. Andress held the position of Managing Director, Corporate and Investment Banking at Bank of America. During his 15 year tenure with Bank of America, Mr. Andress worked directly with several of the largest public and private real estate companies in the United States delivering investment banking services including equity placement, debt underwriting and merger and acquisition consultation. Prior to his 15 year tenure with Bank of America, he was Vice President in the Real Estate Capital Markets Group of Salomon Brothers in New York. Mr. Andress serves on the vestry at Christ Episcopal Church in Charlotte, N.C., is a member of the Development Council at University of the South (Sewanee) and is on the Board of Directors for The Children’s Scholarship Fund of Charlotte. Mr. Andress holds a Masters of Business Administration from the University of North Carolina at Chapel Hill.
     The Trust and Mr. Lowder have agreed that, effective as of April 26, 2006, his employment agreement will be deemed modified to reflect his change of title and duties and his new compensation arrangements, as described below. The Trust and Mr. Lowder also have agreed to draft and enter into a non-competition agreement and terminate his existing employment agreement, as more fully described above under Item 1.01, “Entry into Material Definitive Agreement.” Neither Mr. Thompson nor Mr. Andress has a written employment agreement with the Trust. Messrs. Thompson, Andress and Lowder are all participants in the Incentive Program set forth under Item 1.01 above.
     In connection with the management changes described above, the Executive Compensation Committee of the Board of Trustees of the Trust approved the following new base salary arrangements for Messrs. Lowder, Thompson and Andress, effective as of January 1, 2006:

Name and Principal Position	2006 Base Salary ($)
Thomas H. Lowder, Chairman of the Board	350,000	(1)
C. Reynolds Thompson, III, Chief Executive Officer	425,000
Weston M. Andress, President and Chief Financial Officer	425,000

(1)	As part of the transition arrangements described above, Mr. Lowder’s base salary will be reduced to $300,000 in 2007 and $250,000 in 2008.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit	Document

10.1	Third Amended and Restated Employee Share Option and Restricted Share Plan (incorporated by reference to Exhibit 10.1 to the Trust’s Current Report on Form 8-K filed with the SEC on May 2, 2006)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL REALTY LIMITED PARTNERSHIP

	By:	Colonial Properties Trust, its general partner

Date: May 2, 2006	By:	/s/ John E. Tomlinson

John E. Tomlinson
Executive Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document

10.1	Third Amended and Restated Employee Share Option and Restricted Share Plan (incorporated by reference to Exhibit 10.1 to the Trust’s Current Report on Form 8-K filed with the SEC on May 2, 2006)